UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MORGAN STANLEY NEW YORK MUNICIPAL MONEY MARKET TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

MORGAN STANLEY NEW YORK MUNICIPAL MONEY MARKET TRUST

c/o Morgan Stanley Investment Management Inc.
522 Fifth Avenue, New York, New York 10036

Toll Free [  ]

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
SEPTEMBER 10, 2020

To the Shareholders of Morgan Stanley New York Municipal Money Market Trust:

Notice is hereby given of a Special Meeting of Shareholders (the “Meeting”) of Morgan Stanley New York Municipal Money Market Trust (the “Fund”) to be held on September 10, 2020 at 9:00 a.m., at the offices of the investment adviser for the Fund, Morgan Stanley Investment Management Inc. (the “Adviser”), [Conference Room [  ], 3rd Floor, 522 Fifth Avenue, New York, NY 10036], and any adjournments or postponements thereof.

The Meeting is being held for the following purposes:

1.     To consider and act upon a proposal to liquidate the Fund pursuant to the Plan of Liquidation adopted by the Board of Trustees of the Fund (the “Proposal”).

2.     To consider and act upon any other business as may properly come before the Meeting.

Only holders of record of shares of the Fund as of the close of business on July 1, 2020, the record date for the Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.

MARY E. MULLIN
Secretary

Dated: [  ], 2020

You can help avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly returning the enclosed Proxy Card. If you are unable to be present in person, please fill in, sign and return the enclosed Proxy Card in order that the necessary quorum may be represented at the Meeting. The enclosed envelope requires no postage if mailed in the United States. Shareholders will be able to vote telephonically by touchtone telephone or electronically on the Internet by following instructions contained on their Proxy Card or on the enclosed Voting Information Card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 10, 2020:

The Proxy Statement for the Special Meeting of Shareholders is available on the Internet at the website address located on the enclosed Proxy Card. We intend to hold the Meeting in person; however, we are actively monitoring the difficulties arising from the coronavirus (COVID-19) and as a result, the date, time, location or means of conducting the Meeting may change. Please refer to the Proxy Statement for additional information.

The Adviser believes that the liquidation of the Fund is in the best interests of the Fund and its Shareholders. In order to facilitate the liquidation of the Fund, the Adviser or its affiliates will purchase shares of the Fund before the Record Date in an amount in excess of 50% of the Fund’s outstanding shares. The Adviser or its affiliates intend to vote those shares “FOR” the Proposal. Such share ownership and associated voting intentions create potential conflicts of interest.

MORGAN STANLEY NEW YORK MUNICIPAL MONEY MARKET TRUST

c/o Morgan Stanley Investment Management Inc.
522 Fifth Avenue, New York, New York 10036

PROXY STATEMENT

Special Meeting of Shareholders
September 10, 2020

This Proxy Statement is furnished by the Board of Trustees (the “Board,” the trustees of which are referred to as the “Trustees”) of Morgan Stanley New York Municipal Money Market Trust (the “Fund”) in connection with the solicitation of proxies (separately referred to as a “Proxy” and collectively referred to as “Proxies”) by the Board for use at the Special Meeting of Shareholders (the “Meeting”) of Morgan Stanley New York Municipal Money Market Trust to be held on September 10, 2020 at 9:00 a.m., at the offices of the investment adviser for the Fund, Morgan Stanley Investment Management Inc. (the “Adviser”), 522 Fifth Avenue, [Conference Room [  ], 3rd Floor, New York, NY 10036]. It is expected that the Notice of Special Meeting of Shareholders, Proxy Statement and Proxy Card will first be mailed to shareholders of the Fund (each, a “Shareholder” and collectively, the “Shareholders”) on or about July 22, 2020. The purpose of the Meeting, the matters to be acted upon and the commencement time of the Meeting are set forth in the accompanying Notice of Special Meeting of Shareholders.

All valid Proxies will be voted in accordance with specifications thereon, or in the absence of specifications, “FOR” approval of the proposal to liquidate the Fund pursuant to the plan of liquidation of the Fund (the “Plan of Liquidation”) (the “Proposal”). A Proxy may be revoked at any time prior to the voting of the shares of beneficial interest of the Fund (the “Shares”) represented thereby by: (i) mailing written instructions addressed to the Secretary of the Fund, 1633 Broadway, New York, New York 10019; (ii) signing and returning a new proxy (if returned and received in time to be voted); or (iii) attending the Meeting and voting Shares. Attendance at the Meeting will not in and of itself revoke a proxy. In order to revoke a proxy in person at the Meeting, Shareholders must either submit a subsequent proxy or vote in person and request that their proxy be revoked. Shareholders whose Shares are held in street name by a broker of record and who wish to vote in person at the Meeting must obtain a legal proxy from their broker and present it at the Meeting to the inspector of elections.

The Fund may deliver only one Proxy Statement to multiple Shareholders sharing an address, unless the Fund has received contrary instructions. The Fund will furnish, upon written or oral request, a separate copy of the Proxy Statement to a Shareholder at a shared address to which a single Proxy Statement was delivered. Requests for a separate Proxy Statement, and notifications to the Fund that a Shareholder wishes to receive separate copies in the future, should be made in writing to the Fund, c/o Morgan Stanley Client Relations, Attn: Morgan Stanley New York Municipal Money Market Trust, 1633 Broadway, New York, New York 10019, or by calling toll-free [  ]. Multiple Shareholders sharing an address and receiving multiple copies of periodic reports and proxy statements may request to receive only one copy of such reports and proxy statements by calling toll-free [  ].

The Fund suspended the offering of its shares to all investors at the close of business on June 30, 2020. Please refer to the supplement to the Fund’s prospectus dated June 18, 2020 for more information.

The Board has fixed the close of business on July 1, 2020 as the record date (the “Record Date”) for the determination of Shareholders entitled to notice of, and to vote at, the Meeting and at any adjournments or postponements thereof. Each full Share will be entitled to one vote at the Meeting, and each fraction of a Share will be entitled to the fraction of one vote equal to the proportion of a full Share represented by the fractional Share. As of the Record Date, the Fund had [  ] Shares outstanding and entitled to vote.

The Adviser believes that the liquidation of the Fund is in the best interests of the Fund and its Shareholders. In order to facilitate the liquidation of the Fund, the Adviser or its affiliates will purchase shares of the Fund before the Record Date in an amount in excess of 50% of the Fund’s outstanding Shares. The Adviser or its affiliates intend to vote those shares “FOR” the Proposal. Such share ownership and associated voting intentions create potential conflicts of interest.

The cost of soliciting Proxies for the Meeting, including estimated outside counsel, supplement, printing, mailing and proxy solicitation expenses, is expected to be approximately $85,000 and will be borne by the Fund. The solicitation of Proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through officers of the Fund or officers and regular employees of the Adviser or its affiliates, without special compensation therefor. The transfer agent services for the Fund are currently provided by DST Asset Manager Solutions, Inc.

Shareholders will be able to authorize Proxies to vote their Shares by following the instructions on the Proxy Card accompanying this Proxy Statement.

The Fund will furnish, without charge, a copy of the Fund’s annual report for its fiscal year ended December 31, 2019 and a copy of the Fund’s semi-annual report for the period ended June 30, 2020, once available, to any Shareholder of the Fund requesting such report. Requests for the Fund’s annual report and/or semi-annual report should be made in writing to the Fund at Morgan Stanley Investment Management Inc., 522 Fifth Avenue, New York, NY 10036, by calling toll-free [  ] or by visiting the Adviser’s website at www.morganstanley.com/im.

Morgan Stanley Investment Management Inc. serves as the Fund’s administrator and investment adviser. The business address of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, NY 10036. State Street Bank and Trust Company serves as sub-administrator to the Fund. The business address of State Street Bank and Trust Company is One Lincoln Street, Boston, MA 02111-2101.

We are sensitive to the health and travel concerns of the Fund’s Shareholders and the evolving recommendations from public health officials. Due to the difficulties arising from the coronavirus known as COVID-19, the date, time, location or means of conducting the Meeting may change. In the event of such a change, the Fund will file the announcement on the Securities and Exchange Commission’s (“SEC”) EDGAR system, among other steps, but may not deliver additional soliciting materials to Shareholders or otherwise amend the Fund’s proxy materials. Although no decision has been made, the Fund may consider imposing additional procedures or limitations on Meeting attendees or conducting the Meeting as a “virtual” Shareholder meeting through the internet or other electronic or telephonic means in lieu of an in-person meeting, subject to any restrictions imposed by applicable law. If the Meeting will be held virtually in whole or in part, the Fund will notify its Shareholders of such plans in a timely manner and disclose clear directions as to the logistical details of the “virtual” meeting, including how Shareholders can remotely access, participate in and vote at such meeting. The Fund plans to announce these changes, if any, at www.morganstanley.com/im and encourages you to check this website prior to the Meeting if you plan to attend.

The Board of Trustees of the Fund recommends that you vote “FOR” the Proposal.

Your vote is important. Please return your Proxy Card promptly no matter how many Shares you own.

PROPOSAL: LIQUIDATION OF THE FUND

Introduction

At a meeting held on June 16, 2020, the Board unanimously approved the liquidation of the Fund (the “Liquidation”) and the Plan of Liquidation, a copy of which is attached hereto as Exhibit A, and directed that the matter be submitted to the Shareholders for their consideration and approval. The Fund’s charter requires that the Liquidation be approved by the affirmative vote of the lesser of (i) 67% of the voting securities present at the meeting, if the holders of more than 50% of such securities are present or represented by Proxy or (ii) more than 50% of the outstanding voting Shares of the Fund.

If Shareholders approve the Liquidation pursuant to the Plan of Liquidation, the Adviser will direct the orderly liquidation of the Fund’s assets after the date of such approval and as soon as practicable will direct the determination of, making provision for the payment of, or maintaining reserves against all reasonably ascertainable liabilities of the Fund, and the distribution of the net proceeds to Shareholders in one or more liquidating distributions. The Adviser expects that Shareholders will receive such distribution in cash. Such amount will be reduced by certain expenses of the Fund, pursuant to the Plan of Liquidation. As soon as reasonably practicable following the payment of the final liquidating distribution, the Fund will terminate pursuant to Board approval. If Shareholders do not approve the Liquidation pursuant to the Plan of Liquidation, the Board will consider what further action, if any, to take.

The Board unanimously recommends that you vote “FOR” the proposal to liquidate the Fund pursuant to the Plan of Liquidation.

Background

The Fund commenced operations on December 28, 1989. As of May 12, 2020, the Fund’s assets under management were $3.2 million. The Adviser believes it is unlikely that the Fund will experience material growth in assets in the foreseeable future and does not anticipate that the Fund will attract meaningful new flows to reach the scale necessary to support the Fund’s ongoing operating expenses. Because of the lack of investor demand, inefficiencies, higher costs and disadvantageous economies of scale attendant with the Fund’s small asset base, the Adviser has concluded that it would be in the best interests of the Fund and its Shareholders to liquidate the Fund.

At a meeting held on June 16, 2020, the Board considered whether it would be appropriate and in the best interests of the Fund and its shareholders to liquidate the Fund and, after careful consideration of the matter, the Trustees approved the Liquidation pursuant to the Plan of Liquidation and directed that the matter be submitted to the Shareholders for their consideration and approval. In evaluating the Plan of Liquidation, the Trustees considered a number of factors, including: (i) the size and potential of the Fund’s marketplace opportunity; (ii) the Fund’s financial viability and future ability to support its expense structure given continued net outflows; (iii) current and historical assets under management of the Fund; (iv) the ability of the portfolio management team to effectively manage the Fund in accordance with its investment objective and investment strategies at a low asset level; and (v) alternatives to the Liquidation. Based on consideration of the foregoing and all other factors deemed relevant by the Trustees, the Trustees determined that approval of the Plan of Liquidation was in the best interests of the Fund and its Shareholders.

In order to facilitate the liquidation of the Fund, the Adviser or its affiliates will purchase shares of the Fund before the Record Date in an amount in excess of 50% of the Fund’s outstanding Shares. The Adviser or its affiliates intend to vote those shares “FOR” the Proposal. Such share ownership and associated voting intentions create potential conflicts of interest.

If Shareholders of the Fund fail to approve the Proposal, the Fund will not be liquidated and will continue to operate and be managed in accordance with the investment objective and investment strategies of the Fund. However, in such case, the Trustees would determine what alternative action, if any, should be taken.

Description of the Plan of Liquidation and the Liquidation

The Plan of Liquidation will become effective on the date of its approval by Shareholders (the “Effective Date”). Following Shareholder approval, the Fund will, as soon as practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to Shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund shall, prior to the making of the final liquidating distribution, continue to honor requests for the purchase and redemption of Shares as permitted in the Fund’s prospectus, as amended and supplemented, and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to Shareholders and permit the reinvestment thereof in additional Shares. The Plan of Liquidation provides that the Trustees may authorize such variations from, or amendments to, the provisions of the Plan of Liquidation (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the complete Liquidation and the distribution of assets of the Fund to its shareholders in redemption of the issued and outstanding Shares of the Fund, all in accordance with the purposes intended to be accomplished by the Plan of Liquidation.

As soon as practicable after the Effective Date, the Fund will send to each Shareholder of record who has not redeemed its Shares one or more liquidating distributions equal to the Shareholder’s proportionate interest in the remaining assets of the Fund and information concerning the sources of the liquidating distribution.

Except as may be otherwise agreed to between the Fund and the Adviser, all expenses incurred by or allocable to the Fund in carrying out the Plan of Liquidation shall be borne by the Fund.

The adoption of the Plan of Liquidation will not affect the right of Shareholders to redeem Shares of the Fund at their then current net asset value.

After the Liquidation, the Fund will be terminated pursuant to Board approval.

Continued Qualification as a Regulated Investment Company During the Liquidation Period

The Fund expects to retain its qualification as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended, during the liquidation period and, therefore, expects not to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned that it timely distributes to Shareholders. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund may be subject to taxes which would reduce any or all of the types of liquidating distributions.

The Trustees of the Fund recommend that the Shareholders approve the proposal to liquidate the Fund pursuant to the Plan of Liquidation.

ADDITIONAL INFORMATION

General

The holders of a majority of the Shares issued and outstanding and entitled to vote of the Fund, present in person or represented by proxy, will constitute a quorum at the Meeting. Abstentions will have the same effect as votes “AGAINST” the proposal to liquidate the Fund, pursuant to the Plan of Liquidation. In the event that the necessary quorum to transact business or the vote required to approve or reject a proposal is not obtained at the Meeting, the chairman of the Meeting, an officer of the Fund or the Shareholders present in person or represented by Proxy at the Meeting may propose one or more adjournments of the Meeting to permit further solicitation of Proxies. Any such adjournment will require the affirmative vote of the holders of a majority of Shares of the Fund present in person or represented by proxy at the Meeting. In the event a quorum is present at the Meeting but sufficient votes to approve a proposal with respect to the Fund are not received, the chairman of the Meeting, an officer of the Fund or the Shareholders present in person or represented by Proxies would be voted for or against adjournment consistent with the votes for and against the proposal for which the required vote has not been obtained.

Principal Underwriter and Administrator

Morgan Stanley Distribution, Inc., whose principal address is 522 Fifth Avenue, New York, NY 10036, is the principal underwriter for the Fund. Morgan Stanley Investment Management Inc., whose principal address is 522 Fifth Avenue, New York, NY 10036, serves as the Fund’s administrator.

Submission of Shareholder Proposals

The Fund is not required and does not intend to hold regular shareholder meetings unless shareholder action is required in accordance with the Investment Company Act of 1940, as amended. Shareholders who would like to submit proposals for consideration at future shareholder meetings of the Fund should send written proposals to Mary E. Mullin, Secretary, 1633 Broadway, New York, New York 10019. To be considered for presentation at a shareholders’ meeting, rules promulgated by the SEC require that, among other things, a shareholder’s proposal must be received at the offices of the Fund within a reasonable time before a solicitation is made. Timely submission of a proposal does not necessarily mean that such proposal will be included.

OTHER MATTERS

The Board knows of no business, other than that set forth in the Notice of Special Meeting of Shareholders, to be presented for consideration at the Meeting, but should any other matter requiring a vote of Stockholders arise, the persons named in the enclosed Proxy Card will vote thereon according to their best judgment in the interests of the Fund.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

[To the knowledge of the management of the Fund, the following persons or entities owned, of record or beneficially, more than 5% of the Fund’s outstanding Shares as of the Record Date.]

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
[ ]	[ ]	[	]%	[	]%

As of the Record Date, the aggregate number of Shares of the Fund owned by the Fund’s officers and Trustees as a group was less than one percent of the Fund’s outstanding Class S or Class R Shares.

MARY E. MULLIN
Secretary

Dated: [  ], 2020

Shareholders who do not expect to be present at the Meeting for the Fund and who wish to have their Shares voted are requested to vote their Shares by dating and signing the enclosed Proxy Card and returning it in the enclosed envelope. No postage is required if mailed in the United States.

EXHIBIT A

PLAN OF LIQUIDATION

The following Plan of Liquidation (the “Plan”) of the Morgan Stanley New York Municipal Money Market Trust (the “Fund”), a business trust organized and existing under the laws of the Commonwealth of Massachusetts, which operates as an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is intended to accomplish the complete liquidation of the Fund and the redemption of all of the issued and outstanding shares of the Fund in conformity with the provisions of the Investment Company Act, the Securities Act of 1933, as amended (the “Securities Act”), the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), including but not limited to Section 331 or Section 332 of the Internal Revenue Code, as the case may be, and the Fund’s Declaration of Trust, dated December 27, 1989, as amended (the “Declaration of Trust”), and under Massachusetts law.

WHEREAS, the Fund’s Board of Trustees (the “Board”) has deemed it advisable and in the best interests of the Fund and its shareholders for the Fund to liquidate its assets and to redeem all of its issued and outstanding shares and the Board, on June 16-17, 2020, considered the matter and authorized such liquidation and such redemption, all pursuant to this Plan, and subject to the approval of the Fund’s shareholders.

NOW, THEREFORE, the liquidation of the Fund and the redemption of all of the issued and outstanding shares of the Fund shall be carried out in the manner hereinafter set forth:

1.              Effective Date of Plan.  This Plan shall be and become effective upon written notice by the Trustees, or their designees, to all of the shareholders of the Fund and the approval of the Plan by such shareholders (the “Effective Date”).  Such notice to the shareholders of the Fund shall comply with Section 6.9(j) of the Declaration of Trust relating to the Trustees’ power to liquidate a series of the Fund, subject to the approval of shareholders of the Fund, and Section 6.7 of the Declaration of Trust relating to notices to shareholders.

2.              Cessation of Business.  After the Effective Date, the Fund shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to its shareholders in redemption of the issued and outstanding shares of the Fund in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund shall, prior to the making of the final liquidating distribution, continue to honor requests for the purchase and redemption of shares as permitted by the Declaration of Trust and the Fund’s prospectus, as amended and supplemented, and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to shareholders and permit the reinvestment thereof in additional shares, as applicable.

3.              Liquidation of Assets.  After the Effective Date, the Fund shall cause the liquidation of its assets to cash form as practicable, consistent with the terms of the Plan.

4.              Payment of Debts.  As soon as practicable after the Effective Date, the Fund shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 5 below.

5.              Liquidating Distribution.  As soon as practicable after the Effective Date, the Fund will mail or wire, as applicable, the following to each shareholder of record who has not redeemed its shares:  (i) one or more liquidating distributions equal to the shareholder’s proportionate interest in the remaining assets of the Fund (after the payments and creation of the reserves contemplated by Section 4 above) in redemption of all of the issued and outstanding shares of the Fund held by such shareholder, and (ii) information concerning the sources of the liquidating distribution.

6.              Expenses of Liquidation.  Except as may be otherwise agreed to between the Fund and its investment adviser, Morgan Stanley Investment Management Inc., all expenses incurred by or allocable to the Fund in carrying out this Plan, liquidating the Fund and redeeming the issued and outstanding shares of the Fund shall be borne by the Fund.

7.              De-Registration Under the Investment Company Act.  As soon as practicable after the complete liquidation of the Fund and the redemption of all of the issued and outstanding shares of the Fund, the Fund shall prepare and file a

Exhibit A-1

Form N-8F with the Securities and Exchange Commission and take such other actions as may be necessary in order to de-register the Fund under the Investment Company Act.  The Fund shall also file, if required, a final Form N-CEN with the Securities and Exchange Commission.

8.              Power of the Board of Trustees.  The Board and, subject to the general direction of the Board, the officers of the Fund shall have authority to do or authorize any and all acts and things as provided for in this Plan and any and all such further acts and things as the Board or such officers, as the case may be, consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and filing of all certificates, documents, notices, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act, the Securities Act, the Internal Revenue Code and applicable Massachusetts law.

The death, resignation or other disability of any trustee or any officer of the Fund shall not impair the authority of the surviving or remaining trustees or officers to exercise any of the powers provided for in this Plan.

9.              Amendment or Abandonment of the Plan.  The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the complete liquidation of the Fund, and the distribution of assets of the Fund to its shareholders in redemption of the issued and outstanding shares of the Fund, all in accordance with the purposes intended to be accomplished by this Plan. The Board may abandon this Plan at any time if it determines that abandonment would be in the best interests of the Fund.

10.       Satisfaction of Federal Income and Excise Tax Distribution Requirements.  At or immediately prior to the liquidation date, the Fund shall, if necessary, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the shareholders of the Fund all of the Fund’s investment company taxable income for taxable years ending at or prior to the liquidation date (computed without regard to any deduction for dividends paid) and all of its net capital gain, if any, realized in taxable years ending at or prior to the liquidation date (after reduction for any capital loss carry-forward) and undistributed net income from tax-exempt obligations and any additional amounts necessary to avoid any income tax and excise tax for such periods. Such dividends may be paid either prior to or at the same time as the liquidating distributions.

11. Governing Law.  This Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

Morgan Stanley New York Municipal Money Market Trust,

By:
Name:
Title:

Exhibit A-2